                                                                       EXHIBIT 5

                              EUGENE W. LANDY, ESQ.
                             Juniper Business Plaza
                                    Suite 3-C
                               3499 Route 9 North
                           Freehold, New Jersey 07728
                                  732-577-9997

                                 October 9, 2003

United Mobile Homes, Inc.
Juniper Business Plaza
Suite 3-C
3499 Route 9 North
Freehold, New Jersey 07728

Gentlemen:

     I have acted as counsel to United Mobile Homes, Inc. (the "Corporation") in connection with the Registration  Statement of the Corporation on Form S- 3 (the
"Registration Statement"), under the Securities Act of 1933, as amended, for the registration  of  1,100,000  Shares  of Common  Stock,  $.l0 par  value,  of the
Corporation  (the  "Shares").  The Shares are to be issued under and pursuant to the provisions of the  Corporation's  Dividend  Reinvestment  and Stock Purchase
Plan (the "Plan"). Except as otherwise defined herein,  capitalized terms herein are used herein as defined in the Registration Statement.

     For purposes of our opinion, I have examined and relied upon:

     (a) A copy of the Articles of Incorporation of the Corporation,  as amended to date (the "Articles of Incorporation");

     (b) A  copy  of  resolutions  adopted  by the  Board  of  Directors  of the
Corporation at a meeting held on January 20, 2000,  authorizing the issuance and sale of the Shares  pursuant to the Plan and related  matters,  certified by the
Secretary of the Corporation; and

     (c) The Registration Statement, including the Plan.

     Based on the  foregoing  and  subject to the  qualifications  stated in the penultimate paragraph of this opinion, it is my opinion:

     (1) The  Corporation  has been duly  established  and is existing under its
Articles of Incorporation as an incorporated  Maryland  corporation and has made all filings required to be made under Maryland law.

     (2) The Shares have been duly  authorized  and reserved  for issuance  and, when issued and paid for in accordance  with the Plan,  will be validly  issued, fully paid and nonassessable by the Corporation.

     I hereby  consent  to the  filing  of this  opinion  as an  Exhibit  to the
Registration Statement.

                                       Very truly yours,

                                       /s/Eugene W. Landy

                                       Eugene W. Landy

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